CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of The Dreyfus/Laurel Funds, Inc. and to the use of our report dated February 28, 2008 on the financial statements and financial highlights of BNY Hamilton S &P 500 Index Fund and BNY Hamilton U.S. Bond Market Index Fund, each a series of shares of BNY Hamilton Funds, Inc. Such financial statements and financial highlights appear in the 2007 Annual Reports to Shareholders which are incorporated by reference into the Prospectus/ Proxy Statement on Form N-14.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 26, 2008

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

The Dreyfus/Laurel Funds, Inc. and

The Board of Trustees of

The Dreyfus/Laurel Funds Trust:

We consent to the use of our reports dated December 20, 2007 and February 21, 2008 incorporated by reference in this Form N-14 and to the references to our firm herein under the headings “Independent Registered Public Accounting Firms”, “Financial Statements and Experts” and section 4.2 (g) of “Representations and Warranties”.

/s/ KPMG LLP

New York, New York

March 24, 2008